EX-99.906 CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Kevin J. Adamson, Principal Executive Officer, and Donna M. McManus, Principal Financial Officer of VALIC Company I (the “registrant”), each certify to the best of his knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: February 5, 2026

/s/ Kevin J.Adamson

Kevin J. Adamson

Principal Executive Officer

/s/ Donna M. McManus

Donna M. McManus

Principal Financial Officer